SCHEDULE 14A

                     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                  RightCHOICE Managed Care, Inc.
         (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
     _________________________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
     _________________________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11       (set
          forth the amount on which the filing fee is calculated
          and state how it was determined):
     _________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     _________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ______________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
     ______________________________________________________________

     3)   Filing Party:
     ______________________________________________________________

     4)   Date Filed:
     _________________________________________________________________

                                                   March 27, 1997



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of RightCHOICE Managed Care, Inc., to be held at the principal executive offices of the Company, located at 1831 Chestnut Street, St. Louis, Missouri, on Tuesday, May 13, 1997, commencing at 10:00 a.m., CDT. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

     Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.


                                        Very truly yours,


                                        John A. O'Rourke
                                        Chairman, President and
                                        Chief Executive Officer

                  RIGHTCHOICE MANAGED CARE, INC.
                       1831 CHESTNUT STREET
                  ST. LOUIS, MISSOURI 63103-2275

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 13, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Shareholders of RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE"), will be held at the principal executive offices of RightCHOICE, located at 1831 Chestnut
Street, St. Louis, Missouri, on Tuesday, May 13, 1997, commencing at 10:00 a.m., CDT, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect three Class III directors to hold office for a term expiring at the 2000 Annual Meeting of the Shareholders of RightCHOICE and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

     2. To transact such other business as properly may come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors of RightCHOICE has fixed the close of business on March 24, 1997, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of RightCHOICE solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all shareholders are urged to be present in person or by proxy.

                              By Order of the Board of Directors



                              Janice C. Forsyth
                              Secretary


March 27, 1997
St. Louis, Missouri

                  RIGHTCHOICE MANAGED CARE, INC.
                       1831 CHESTNUT STREET
                  ST. LOUIS, MISSOURI 63103-2275

                        __________________

                         PROXY STATEMENT
                        __________________

                  ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 13, 1997

                        __________________

                           INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of RightCHOICE for use at the Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., CDT, and will be held at the principal executive offices of the Company, located at 1831 Chestnut Street, St. Louis, Missouri 63103-2275.

     This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about March 27, 1997.

PROXIES

     You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the shareholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

     For purposes of voting on the proposals described herein, the presence in person or by proxy of shareholders holding (i) a majority of the total outstanding shares of the Company's capital stock entitled to vote at the Annual Meeting, and (ii) a majority of the total outstanding shares of each of the Company's Class A Common Stock, $0.01 par value, and the Company's Class B Common Stock, $0.01 par value, entitled to vote at the Annual Meeting, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's Class A Common Stock and Class
B Common Stock as of the close of business on March 24, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 3,709,000 shares of the Company's Class A Common Stock and 14,962,500 shares of the Company's Class B Common Stock were outstanding and entitled to be voted at the Annual Meeting.
Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on each matter properly to come before the Annual Meeting. Shares of capital stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present.
Shares of capital stock as to which there is a broker non-vote (i.e., when a broker holding shares for clients in street name is not permitted to vote on certain matters without instruction) also will be counted for quorum purposes.

     Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of shareholders entitled to vote, at the Annual Meeting for that purpose. The affirmative vote of a majority of the total voting power of the shares of the Company's Class A Common Stock and Class B Common Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.

     A shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. In addition, a shareholder entitled to vote with respect to any other matters at the Annual Meeting may abstain from voting on such matters. With respect to the election of directors, votes withheld from one or more nominees will be excluded from the vote and will have no effect. Abstentions from all other proposals being considered and voted upon at the Annual Meeting are treated as votes against the particular proposal. Broker non-votes on any proposal to be voted on at the Annual Meeting are treated as shares of RightCHOICE capital stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

SOLICITATION OF PROXIES

     This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of RightCHOICE's transfer agent, will be paid by RightCHOICE.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of RightCHOICE located at 1831 Chestnut Street, St. Louis, Missouri. The list also will be available at the Annual Meeting.

                              ITEM 1

                      ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of ten directors, but is being reduced to nine directors effective upon the expiration of present terms of the four Class III directors at this Annual Meeting. In this regard, the number of Class III directors is being reduced from four to three directors. The Articles of Incorporation of RightCHOICE divides the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of William H. T. Bush, Roy R. Heimburger, John A. O'Rourke and Norman J. Tice, the four directors in Class III, expire at this Annual Meeting. Directors in Class I (Earle H. Harbison, Jr., Roger B. Porter, Ph.D. and Gloria W. White) and Class II (Frederic C. Brussee, Ronald G. Evens, M.D. and Edward C. Gomes, Jr.) have been elected to terms expiring at the time of the annual meetings of shareholders in 1998 and 1999, respectively. The Company's Board of Directors has requested Mr. Brussee's resignation as a Class II director.

     One of the purposes of this Annual Meeting is to elect three directors in Class III to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2000 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Board of Directors has designated William H. T. Bush, John A. O'Rourke and Norman J. Tice as the three nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of the three nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for both nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF WILLIAM H. T. BUSH, JOHN A. O'ROURKE AND NORMAN J.
TICE AS DIRECTORS OF CLASS III.

     RightCHOICE's Articles of Incorporation and Bylaws provide that advance notice of shareholder nominations for the election of directors must be given. With respect to this Annual Meeting, written notice of the shareholder's intent to make a nomination at the meeting must be received by RightCHOICE's Secretary at the Company's principal executive offices not later than the close of business on April 14, 1997. At future meetings of shareholders, notice of nominations or other business to be brought before the meeting must be delivered to RightCHOICE's Secretary at the Company's principal executive offices not less than 60 days (30 days in the case of nominations for the election of directors) prior to the first anniversary of the previous year's annual meeting. In the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, however, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day (in the case of nominations, the 30th day) prior to such annual meeting or
(ii) the tenth day following the date on which public announcement of the date of such meeting is first made.

     The shareholder's notice of nomination must contain (i) the name and address of the nominating shareholder, of each person to be nominated and of the beneficial owner (as defined in the Articles of Incorporation), if any, on whose behalf the nomination is made, (ii) a representation that the nominating shareholder is the holder of record of RightCHOICE capital stock entitled to vote in the election of directors at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of RightCHOICE capital stock owned beneficially and of record by the nominating shareholder and by each person to be nominated, (iv) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (v) the consent of each nominee to serve as a director if so elected, and (vi) such other information regarding each nominee proposed by the nominating shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if RightCHOICE were soliciting proxies for the election of such nominees. If no such notice has been received, the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. The Board of Directors does not know if, and has no reason to believe that, anyone will attempt to nominate another candidate for director at this Annual Meeting.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

     The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a Class III director at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

                                    Present
                                    Position
                                      With               Director
          Name                Age  RightCHOICE             Since

NOMINEES
CLASS III:  TERM TO EXPIRE IN 2000
     William H. T. Bush       58   Director                 1994
     John A. O'Rourke         53   Chairman, President and  1997
                                   Chief Executive Officer
                                   and Director
     Norman J. Tice           61   Vice Chairman and        1994
                                   Director

DIRECTORS CONTINUING IN OFFICE
CLASS I:  TERM TO EXPIRE IN 1998
     Earle H. Harbison, Jr.   68   Director                 1994
     Roger B. Porter, Ph.D.   50   Director                 1994
     Gloria W. White          62   Director                 1994

CLASS II:  TERM TO EXPIRE IN 1999
     Frederic C. Brussee      41   Director                 1994
     Ronald G. Evens, M.D.    57   Director                 1994
     Edward C. Gomes, Jr.     63   Director                 1994

     The business experience of each of the directors of the Company identified above during the last five years is as follows:

     WILLIAM H. T. BUSH has served as a director of the Company since April 1994, and as Chairman of the Audit Committee since 1994. He served on the Blue Cross and Blue Shield of Missouri Board of Directors from 1989 to 1994 and as Secretary of the Board from 1990 to 1994. Mr. Bush is the Chairman of Bush-O'Donnell & Company, Inc. of St. Louis, an investment management and financial advisory firm founded by Mr. Bush in 1986. Prior to 1986, Mr. Bush served as President and director of Boatmen's National Bank of St. Louis. Mr. Bush currently serves on the Boards of Directors of Mississippi Bancshares, Inc., Maritz Inc., Southwest Bank, National Elevator Inspection Services, D.T. Industries, Inc., Search Capital Corp., Inc. and INTRAV, Inc.
Mr. Bush is a graduate of Yale University, where he received his BA.

     JOHN A. O'ROURKE has served as a director and Chairman and Chief Executive Officer of the Company since February 1997, and as President of the Company since March 1997. He served as President and Chief Executive Officer of HealthLink, Inc., a wholly owned subsidiary of the Company, from January 1985 to February 1997. Prior to joining HealthLink, Inc., Mr. O'Rourke was a member of the Federal Senior Executive Service and served for approximately 15 years in the U.S. Department of Health and Human Services in several capacities, including Deputy Director of the Office of Health Maintenance Organizations, Deputy Director of the Office of Health Practice Assessment and Senior Policy Analyst in the Office of the Surgeon General. Prior to serving in the Department of Health and Human Services, Mr. O'Rourke was the Director of the Department of Economic Research for the American Medical Association. Mr. O'Rourke is a graduate of Saint Francis College, where he received his BA degree in economics and philosophy, and of Brooklyn College, where he received his MA degree in economics.

     NORMAN J. TICE became Vice Chairman of the Company in September 1995, and has served as a director since April 1994.
He served as Chairman of the Company from April 1994 to August 1995. He has served on the BCBSMo Board of Directors since 1986, was Chairman from 1990 to 1994, and has served as Chairman from January 1996 to the present. Mr. Tice retired from Boatmen's Bancshares in May 1996 where he served in various senior management positions, including, most recently, Executive Vice President of The Boatmen's National Bank of St. Louis and Chairman and Chief Executive Officer of Boatmen's Credit Card

Bank.  He is a member of the MasterCard International Inc. Global
Board of Directors.  He is also a Director of General Credit
Forms, Inc. Mr. Tice is a graduate of Washington University where he received his BSBA degree.

     EARLE H. HARBISON, JR. has served as a director of the Company since April 1994, and currently serves as Chairman of the Compensation Committee. Mr. Harbison has served since September 1993 as Chairman of Harbison Corporation, a manufacturing company in St. Louis. He served as President, Chief Operating Officer and director of Monsanto Company from May 1986 until his retirement in September 1993. He currently serves on the Boards of Directors of HealthLink, Inc., Merrill Lynch and Company, Inc., Angelica Corporation, National Life Insurance Co., Mutual of America, Harbor Group, Ltd., Washington University, Barnes Hospital and the National Law Center, George Washington University. Mr. Harbison is a graduate of Washington University, where he received his BA, and is a graduate of George Washington University, where he received his JD.

     ROGER B. PORTER, PH.D. has served as a director of the Company since April 1994. Dr. Porter has served since 1993 as IBM Professor of Business and Government at the John F. Kennedy School of Government at Harvard University. From 1989 to 1993, Dr. Porter served as Assistant to the President of the United States for Economic and Domestic Policy. From 1985 to 1989, Dr. Porter was Professor of Business and Government at Harvard University and Faculty Chairman of the Program for Senior Managers in Government. He currently serves on the Boards of Directors of Zions Bancorporation and National Life of Vermont. Dr. Porter is a graduate of Brigham Young University, where he received his BA, Oxford University where he received his BPhil and Harvard University where he received his MA and PhD. Dr. Porter attended Oxford University as a Rhodes Scholar and Woodrow Wilson Fellow.

     GLORIA W. WHITE has served as a director of the Company since November 1994. She has served on the Blue Cross and Blue Shield of Missouri Board of Directors from 1986 to 1996 and as Chairman of the Board from August 1994 to January 1996. Ms. White has served as Vice Chancellor of Washington University since 1988 and has been associated with that institution in various other capacities since 1967. She currently serves as Chair of the Caring Program for Children and the Chair of the American Red Cross North Central Region Board. She is also a member of the Boards of Directors of Missouri Goodwill Industries, BlueCHOICE, United Way of Greater St. Louis and the St. Louis Symphony, and the Mark Twain Bank Not-for-Profit Board of Directors. Ms. White is also a member of the Executive Committee of United Way of Greater St. Louis. Ms. White is a graduate of Harris-Stowe State College where she received her BA in Education, and of Washington University where she received her MA in counseling and her LLM.

     FREDERIC C. BRUSSEE has served as a director of the Company since April 1994, although the Company's Board of Directors has requested his resignation. Mr. Brussee served as President and Chief Operating Officer of the Company from September 1995 until March 5, 1997. He served as Executive Vice President and Chief Operating Officer from April 1994 to August 1995. Mr. Brussee joined BCBSMo in October 1993 as Senior Vice President, Market Strategy and Corporate Development. Prior to joining BCBSMo,
Mr. Brussee managed a number of strategy consulting engagements with BCBSMo while serving as a Managing Partner of the Price Waterhouse Strategic Consulting Group. Mr. Brussee also has held positions with Bain & Company, Corporate Decisions and Warner Lambert. Mr. Brussee currently serves as Chairman and as a member of the Board of Directors of BlueCHOICE. He also serves as a board member of the Mark Twain Bank Health Services Board. Mr. Brussee is a graduate of Miami University, where he received his degree in marketing, and Michigan State University, where he received his MBA.

     RONALD G. EVENS, M.D. has served as a director of the Company since April 1994. He served on the BCBSMo Board of
Directors from 1992 to 1994, as a member of the Executive
Committee from 1993 to 1994, and as a member of BCBSMo's Medical
Committee from 1986 to 1994. Since 1971, Dr. Evens has served as director of the Mallinckrodt Institute of Radiology and head of the department of radiology at Washington University School of Medicine where he is the Mallinckrodt Professor of Radiology and a professor of medical economics at the Olin School of Business.
Dr. Evens also has served since 1971 as radiologist-in-chief of Barnes Hospital and Children's Hospital in St. Louis. He has served as the President and Chief Executive Officer of Children's Hospital in St. Louis (1985-1988) and as Vice Chancellor for
Financial Affairs of Washington University (1988-1990). He currently serves on the Boards of Directors of BlueCHOICE, HealthLink, Inc., Boatmen's Bank of St. Louis, Mallinckrodt
Group Inc. and the American College of Radiology. Dr. Evens is a graduate of Washington University, where he received his BA and MD.

     EDWARD C. GOMES, JR. has served as a director of the Company since April 1994, and as Chairman of the Finance and Investment Committee since 1994. He served on the BCBSMo Board of Directors from 1991 to 1994, as a member of the Executive Committee from 1992 to 1994, and as Chairman of the Finance and Investment Committee from 1993 to 1994. Mr. Gomes has served as the President and Chief Executive Officer of Lionmark Construction Companies in St. Louis since 1980. Mr. Gomes currently serves on the Board of Directors of HealthLink, Inc. He served on the International Board of Directors (1976-1981) and as Chairman of Worldwide Strategic Planning (1980-1981) for the Young President's Organization. He served on the International Board of Directors (1990-1993) of the Chief Executives Organization. Mr. Gomes is a graduate of Washington University, where he received his BS and MBA.

     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.

COMPENSATION OF DIRECTORS

     DIRECTORS' FEES. Each of the Company's directors who is not otherwise an employee of the Company, its parent or subsidiaries (the "Nonemployee Directors") receives an annual retainer of $13,000 plus $800 for each meeting of the Board attended, with the exception of the Vice Chairman of the Board who receives an annual retainer of $17,000 plus $1,000 for each meeting attended. Each Nonemployee Director receives $700 for each separate committee meeting attended with the exception of the Committee chair who receives $900. Each director also receives reimbursement of reasonable out-of-pocket expenses for attending meetings.

     DIRECTORS' STOCK OPTION PLAN. The Company has adopted the RightCHOICE Managed Care, Inc. Nonemployee Directors' Stock Option Plan (the "Directors' Stock Option Plan") to provide for the grant of options to purchase shares of Class A Common Stock, $0.01 par value, to Nonemployee Directors. The purpose of the Directors' Stock Option Plan is to attract and retain qualified outside directors of the Company and to provide additional incentive for such directors to promote the success of the Company's business through sharing in the future growth of such business. Only Nonemployee Directors (currently seven persons) are eligible to participate in the Directors' Stock Option Plan.

     Annually, each Nonemployee Director will be granted options to purchase 1,000 shares of Class A Common Stock. Each person who is elected for the first time as a Nonemployee Director will be granted an option to purchase up to 1,000 shares of Class A Common Stock which will be prorated based upon the number of months until the next annual grant. The aggregate number of shares of Class A Common Stock that may be issued pursuant to options granted under the Directors' Stock Option Plan is limited to 60,000 shares, subject to adjustment in the event of certain changes in the Company's capital structure. No option granted pursuant to the Directors' Stock Option Plan shall be transferable or assignable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of the optionee the option shall be exercisable only by the optionee and his or her guardian or other legal representative. The Directors' Stock Option Plan is administered by a committee (the "Directors' Plan Committee") designated by the Board of Directors of the Company and composed of members of the Board of Directors who are not otherwise eligible to be participants in the Directors' Plan.

     The exercise price at which shares of Class A Common Stock may be purchased under an option granted pursuant to the Directors' Stock Option Plan will be equal to the fair market value of shares of Class A Common Stock on the date of grant.
Currently "fair market value" would be determined by reference to the closing price of Class A Common Stock on the New York Stock Exchange. In the event of a change in the Company's capital structure, including a change resulting from a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination or exchange, the exercise price and number of shares subject to outstanding options would be subject to adjustment. The time at which an option becomes exercisable is fixed at the time the option is granted. Each option expires ten years from the date of grant. In the event of a change in control of the Company, the time at which any outstanding options under the Directors' Stock Option Plan may be exercised may be accelerated and the exercise terms of the outstanding options may be adjusted among other alternative actions available to the Director's Plan Committee.

     DIRECTORS' DEFERRED COMPENSATION PLAN. Nonemployee Directors may elect to participate in the Company's Nonemployee Directors' Nonqualified Deferred Compensation Plan. Under this plan, Nonemployee Directors can make an annual election to defer a portion or all of their director's fees. Upon the termination of a director's services, the director will be entitled to receive a lump sum payment of the aggregate amount deferred plus a deemed interest amount compounded quarterly at a rate equal to the prime rate (determined quarterly) plus one percent. Alternatively, director's deferred compensation may be distributed in the form of shares of RightCHOICE Class A Common Stock.

MEETINGS OF THE BOARD AND COMMITTEES

     During 1996 the Board of Directors of RightCHOICE held 11 meetings. All directors attended (including attendance by telephone conference) at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during 1996.

     Pursuant to RightCHOICE's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is not a Nominating Committee or a committee performing similar functions of the Board of Directors.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to RightCHOICE's internal control structure and financial reporting practices by reviewing the audited financial information which is provided to the shareholders and others, the system of internal controls which management and the Board of Directors have established, and the internal and external audit processes. The Audit Committee is responsible for recommending the appointment of RightCHOICE's independent auditors and reviewing the terms of their engagement, reviewing RightCHOICE's policies and procedures with respect to internal auditing, corporate compliance, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit Committee are William H. T. Bush, Chairman; Edward C. Gomes, Jr.; Roger B. Porter, Ph.D. and Gloria W. White. The Audit Committee met four times in 1996.

     The Compensation Committee makes recommendations to the Board of Directors, and takes certain actions without the necessity of Board of Director involvement, regarding the compensation and benefits of RightCHOICE's executive officers, the members of the Board of Directors and the members of the Audit Committee. The Compensation Committee also administers the Company's 1994 Equity Incentive Plan. The members of the Compensation Committee as of December 31, 1996, were Earle H. Harbison, Jr., Chairman; William H. T. Bush; Ronald G. Evens, M.D. and Gloria W. White. Mr. Bush resigned from the Compensation Committee in February 1997. The Compensation Committee met three times in 1996.

           EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table summarizes for the years ended December 31, 1994, 1995 and 1996, respectively, the compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company whose remuneration for 1996 was in excess of $100,000 for services to the Company in all capacities (the "Named Executives"):


                                Summary Compensation Table

                                                               Long Term Compensation
                         Annual Compensation                        Awards   Payouts
(a)               (b)     (c)       (d)      (e)        (f)         (g)      (h)      (i)

                                                                   Securities
Name                                          Other                Under-
and                                           Annual    Restricted lying    LTIP   All Other
Principal                                     Compen-    Stock     Options/ Pay-   Compen-
Position          Year   Salary/1/ Bonus/2/   sation/3/  Award(s)    SARs   Outs   sation/4/


Roy R.
  Heimburger /5/  1996   $380,000    $0        $0          --        55,769  $0    $46,630
  Chairman,
Chief Executive   1995   $382,475 $ 97,824     $0          --         8,215  $0    $43,753
Officer and
Director          1994   $360,300 $358,342     $0          --        34,133  $0    $37,992

Frederic C.
  Brussee /5/     1996   $290,000    $0        $0          --       44,044   $0    $13,394
President, Chief  1995   $250,000 $ 77,656     $0          --        5,591   $0    $12,132
Operating Officer 1994   $200,000 $168,000     $0          --       23,243   $0    $12,406
and Director

Edward J.
  Tenholder       1996   $210,000     $0       $0          --       26,503   $0    $18,807
Senior Vice       1995   $185,000 $ 48,788     $0          --        3,945   $0    $18,258
  President--
Client Services   1994   $174,000 $120,818     $0          --       15,813   $0    $22,134
and Operations
Officer

Kenneth M. Evelyn 1996   $134,438 $ 66,667     $0          --       31,000   $0    $10,240
Senior Vice
  President--
Marketing, Sales
  and Product
Management

Joseph R.
  Huguenard, M.D. 1996   $200,000     $0       $0          --       23,502   $0   $81,785
Senior Vice
  President--     1995   $34,871  $ 40,000     $0          --         0      $0   $ 7,680
Medical Management
 and Corporate
 Medical Director
______________________

/1/  Includes, where applicable, amounts electively deferred by each Named Executive under the Company's tax-favored savings program (the "401(k) Plan") and executive deferred compensation plan (the "401(k)
     Excess Plan").  The 401(k) Excess Plan permits additional elective deferrals and additional matching contributions and restores benefits that cannot be contributed to and provided by the Company because of limits imposed by the Internal Revenue Code of 1986 as from time to time amended (the "Code").

/2/  Consists of compensation paid under (a) the Company's management incentive program, and (b) for 1994 only, the Company's short-term initial public offering (IPO) bonus arrangement.  The management incentive program is based upon the higher of the participants' base salary or salary range midpoint, and is payable upon the achievement of pre-defined annual corporate operational targets.  Reflects compensation earned for the years ended December 31, 1994, 1995 and 1996, respectively.  The earnings under the management incentive program for 1994, 1995 and 1996 were $106,412, $97,824 and $0, respectively, for Mr. Heimburger; $70,000, $77,656 and $0, respectively, for Mr. Brussee; $50,318,
     $48,788 and $0, respectively, for Mr. Tenholder; $0, $0 and $66,667, respectively, for Mr. Evelyn, and
     $0, $40,000 and $0, respectively, for Dr. Huguenard.  Mr. Evelyn joined the Company on May 6, 1996, and his bonus for 1996 was guaranteed at the time of his employment.  The earnings under the short-
     term IPO bonus arrangement in 1994 were $251,930 for Mr. Heimburger; $98,000 for Mr. Brussee; $70,500
     for Mr. Tenholder; $0 for Mr. Evelyn; and $0 for Dr. Huguenard.

/3/  Excludes perquisites and other benefits, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

/4/  All Other Compensation includes (a) RightCHOICE matching contributions which accrued during the year ended December 31, 1994, 1995 and 1996, respectively, for the accounts of the Named Executives under the 401(k) Plan and 401(k) Excess Plan, (b) the value of term life insurance assigned to the Named
     Executives under split dollar universal life insurance policies owned by the Company, (c) earnings on amounts deferred under the 401(k) Excess Plan for the Named Executives, (d) an automobile lease arrangement for the Named Executives, and (e) relocation expenses associated with Dr. Huguenard's move to St. Louis.  RightCHOICE matching contributions which accrued under the 401(k) Plan and the 401(k)
     Excess Plan for 1994, 1995 and 1996 were $13,770, $15,937 and $13,050, respectively, for Mr.
     Heimburger; $4,945, $4,500 and $4,500, respectively, for Mr. Brussee;  $11,760, $7,503 and $9,001, respectively, for Mr. Tenholder; $0, $0 and $3,000, respectively, for Mr. Evelyn; and $0, $1,016 and
     $6,290, respectively for Dr. Huguenard.  The value of the term life insurance for 1994, 1995 and 1996 was $1,650, $1,782 and $2,044, respectively, for Mr. Heimburger; $261, $332 and $494, respectively, for Mr. Brussee; $252, $252 and $438, respectively, for Mr. Tenholder; $0, $0 and $446, respectively, for Mr. Evelyn; and $0, $204 and $602, respectively, for Dr. Huguenard.  Earnings on amounts deferred under the 40l(k) Excess Plan for 1994, 1995 and 1996 were $15,372, $23,934 and $23,136, respectively, for Mr. Heimburger; $0, $0 and $0, respectively, for Mr. Brussee; $2,563, $5,153 and $4,504, respectively, for Mr. Tenholder; $0, $0 and $1,194, respectively, for Mr. Evelyn; and $0, $0 and $544, respectively, for Dr. Huguenard.  The value of the automobile lease arrangements for 1994, 1995 and



     1996 was $7,200, $2,100 and $8,400, respectively, for Mr. Heimburger; $7,200, $7,300 and $8,400, respectively, for Mr. Brussee; $7,559, $5,350 and $4,864, respectively, for Mr. Tenholder; $0, $0 and
     $5,600, respectively, for Mr. Evelyn; and $0, $1,400 and $8,400, respectively, for Dr. Huguenard.
     Relocation expenses paid in 1995 and 1996 for Dr. Huguenard were $4,970 and $65,948, respectively.

/5/  Effective March 5, 1997, Mr. Heimburger and Mr. Brussee each ceased to be executive officers of the
     Company.  The Company is in the process of negotiating with these former officers regarding what, if any, severance payments will be made to them.





Option Grants

     The following table sets forth information with respect to each of the Named Executives concerning grants of stock options and stock appreciation rights ("SARs") during 1996.




                         OPTION/SAR GRANTS IN LAST FISCAL YEAR /1/
                                                                                         Grant
                                                                                         Date
                                   Individual Grants                                     Value
   (a)                        (b)              (c)        (d)           (e)                (f)


                           Number of        % of Total
                           Securities     Options/SARs
                           Underlying      Granted to                                     Grant
                            Options/     Employees in  Exercise or                         Date
                             SARs            Fiscal    Base Price      Expiration         Present
  Name                    Granted(#)/3/       Year      ($/Share         Date            Value ($)

Roy R.
 Heimburger /5/
                             27,769            6.9%     $13.000      January 1, 2006   $191,606/2/
                             28,000            7.0%     $11.125     December 12, 2006  $170,240/2/

Frederic C.
 Brussee /5/
                             22,044            5.5%     $13.000      January 1, 2006   $152,104/2/
                             22,000            5.5%     $11.125     December 12, 2006  $133,760/2/

Edward J.
 Tenholder
                             13,503            3.4%     $13.000      January 1, 2006    $93,171/2/
                             13,000            3.2%     $11.125     December 12, 2006   $79,040/2/

Kenneth M.
 Evelyn
                             20,000            5.0%     $16.625      January 1, 2006   $188,000/4/
                             11,000            2.7%     $11.125     December 12, 2006   $66,880/2/

Joseph R.
 Huguenard, M.D.
                             10,502            2.6%     $13.000      January 1, 2006    $72,464/2/
                             13,000            3.2%     $11.125     December 12, 2006   $79,040/2/
___________________

/1/  No stock appreciation rights have been granted by the Company.

/2/  The dollar value of the stock options has been determined as of January 1, 1996, and December 12,
     1996, respectively, using the Black-Scholes option pricing model, based on the assumptions that
     (a) the options were granted January 1, 1996, and December 12, 1996, respectively ("grant dates"),
     (b) the prices for the shares of Class A Common Stock underlying the options on the grant dates were
     $13.00 per share and $11.125 per share, respectively, (c) the period during which the options are exercisable is ten years from the respective grant date, (d) the option exercise prices are $13.00 per share and $11.125 per share, respectively, (e) the dividend yield is 0%, (f) the "risk free" interest rate is 5.53% and 6.32%, respectively, the yield on a U.S. Government Zero Coupon Bond having a ten-year maturity from the grant dates, (g) the price volatilities for the shares of Class A Common Stock underlying the options are 41.62% and 41.62%, respectively, and (h) the expected term of the options is seven years from the respective grant dates.




/3/  The options granted on January 1, 1996, and May 6, 1996, first become exercisable on January 1, 1999.
     Options granted on December 12, 1996, become exercisable in three equal installments as of December
     12, 1997, 1998 and 1999.  The options are subject to early termination or acceleration in the event of a "Corporate Change" (as defined in the 1994 Equity Incentive Plan) or certain other events identified in the Named Executive's stock option agreement.

/4/  Mr. Evelyn's initial grant of stock options was granted on May 6, 1996, and has been valued using the
     Black-Scholes option pricing model, based on the same assumptions referred to in (2), above, except
     (a) the grant date was May 6, 1996; (b) the price of the stock underlying the options on the grant date was $16.625 per share; (c) the option exercise price is $16.625 per share; (d) the "risk-free"
     interest rate is 6.85%; and (e) the volatility of the stock underlying the options is 41.62%.

/5/  Effective March 5, 1997, Mr. Heimburger and Mr. Brussee each ceased to be executive officers of the
     Company.  Neither of these former officers were vested in any of their options identified in this table at the time of their termination of employment.  As a result, these options have been forfeited and are no longer outstanding.





OPTION/SAR EXERCISES AND HOLDINGS


     The following table sets forth information with respect to each of the Named
Executives concerning the exercise of options and stock appreciation rights ("SARs")
during 1996 and unexercised options and SARs held as of December 31, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 1996 OPTION/SAR
VALUES /1/
                                                                Number of
                                                                Securities                   Value of
                                                                Underlying                  Unexercised
                                                                Unexercised                 In-the-Money
                                                              Options/SARs at               Options/SARs at
                       Shares Acquired      Value            December 31, 1996(#)         December 31, 1996($)/2/
Name                   On Exercise(#)     Realized($)    Exercisable   Unexercisable    Exercisable   Unexercisable

Roy R. Heimburger (3)        0                $0              0           98,117             $0             $0
Frederic C. Brussee (3)      0                 0              0           72,878              0              0
Edward J. Tenholder          0                 0              0           46,261              0              0
Kenneth M. Evelyn            0                 0              0           31,000              0              0
Joseph R. Huguenard, M.D.    0                 0              0           23,502              0              0

/1/  No stock appreciation rights have been granted by the Company.

/2/  As of December 31, 1996, the last reported sale price of the Company's Class A Common Stock, which was reported on the New York Stock Exchange on December 31, 1996, was $10.625 per share.  Value is calculated by determining the difference between the option exercise price and $10.625 multiplied by the number of shares of Class A Common Stock underlying the options.

/3/  Effective March 5, 1997, Mr. Heimburger and Mr. Brussee each ceased to be executive officers of the
     Company.  Neither of these former officers were vested in any of their options identified in this table at the time of their termination of employment.  As a result, these options have been forfeited and are no longer outstanding.



EXECUTIVE SEVERANCE AGREEMENTS

     The Company has previously entered into, and subsequent to the end of the last fiscal year has revised, severance agreements for severance benefits in the event of a termination following a change in control (the "Executive Severance Agreements") with each of its Senior Vice Presidents and senior executives, including the following persons: Roy R. Heimburger; Frederic C. Brussee; Edward J. Tenholder; Kenneth M. Evelyn and Joseph R. Huguenard, M.D. Each Executive Severance Agreement contains a confidentiality agreement and a covenant not to compete.
Executives are required to enter into a complete waiver of any claim against the Company prior to the receipt of any Executive Severance Agreement benefits.

     The Executive Severance Agreements provide for severance benefits in the event of a change in control of the Company. A "change in control" is generally defined as: (1) certain mergers, consolidations or reorganizations of the Company involving the conversion or exchange of any class of the Company's outstanding stock; (2) the sale, lease or exchange of substantially all of the Company's or of the Company's parent's assets; (3) the final adoption of a plan of complete liquidation of the Company or of the Company's parent; (4) the privatization of the Company; (5) the acquisition by a person or group of more than 50% of the total voting power of the Company's or of the Company's parent's outstanding stock; or (6) a change in the majority of the Board of Directors or the board of directors of the Company's parent as the result of a contested election. Upon a change in control, severance payments generally will be made if the Company terminates the executive without cause or if the executive terminates employment with the Company for good reason within two years after the change in control. The Executive Severance Agreements generally define "good reason" as the occurrence of any of the following circumstances without the prior written consent of the executive: (1) the assignment of duties to the executive that are inconsistent with the executive's position or a substantial adverse alteration in the nature or status of the executive's job, title or position; (2) a reduction by the Company in the executive's annual base salary or bonus formula; (3) the relocation of the executive's principal place of performing business; (4) the material reduction of fringe benefits paid to the executive; or (5) the Company's termination of the Executive Severance Agreement in violation of its terms. Severance payments will be equal to the greater of
(1) three times the executive's annual base salary, the annual premiums generally paid by the Company for health, dental and life insurance, and outplacement benefits, or (2) two times the executive's highest annual compensation (including base salary, bonus payments and certain long-term incentive payments) during the immediate five calendar years prior to the change in control, and will generally be payable in twenty-four or thirty-six monthly installments. Severance payments will be reduced to the extent necessary to ensure that such payments when added to other benefits provided by the Company do not constitute an excess parachute payment under Section 280G of the Code.

OFFICERS' SEVERANCE AGREEMENTS

     The Company has previously entered into, and subsequent to the end of the last fiscal year has revised, standard severance agreements (the "Officer Severance Agreements") with each of its officers, including the following: Roy R. Heimburger; Frederic
C. Brussee; Edward J. Tenholder; Kenneth M. Evelyn and Joseph R. Huguenard, M.D. Each Officer Severance Agreement contains a covenant not to compete and a confidentiality agreement. Officers are required to enter into a complete waiver of all claims against the Company prior to receipt of any Officer Severance Agreement benefits.

     The Officers' Severance Agreements provide for severance benefits to officers who are involuntarily terminated for reasons other than cause, death or disability, or who voluntarily terminate their employment for proper reason, in the event that Executive Severance Agreement benefits are not payable. "Proper reason" is defined under the Officers' Severance Agreements as a reduction of 20% or more in the officer's base salary or bonus formula (except for reductions similarly affecting all officers of the Company). Under the Officers' Severance Agreements, Vice Presidents will receive a severance benefit equal to one year's base salary, payable in twelve monthly installments; Senior Vice Presidents will receive a severance benefit equal to two years' base salary, payable in twenty-four monthly installments; and the Chief Executive Officer and President will receive a severance benefit equal to three years' base salary, payable in thirty-six monthly installments. If the officer finds other employment prior to the payment of the last monthly installment, the remaining severance benefit may be paid in a lump sum. In addition, health, dental and life insurance premiums and outplacement services will be provided by the Company for up to twelve months. Severance benefits will be reduced to the extent necessary to ensure that such payments when added to other benefits provided by the Company do not constitute excess parachute payments under Section 280G of the Code.

PENSION PLANS

     Eligible employees of the Company participate in a qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan provides for an annual normal retirement benefit of a life annuity equal to 1% of final average earnings up to Social Security covered compensation plus 1.5% of final average earnings in excess of Social Security covered compensation, multiplied by years of credited service up to 30. Credited service for this purpose includes service with other organizations licensed by Blue Cross and Blue Shield Association ("BCBSA") and pension benefits are offset by pension benefits payable by such other organizations. Normal retirement benefits are payable upon reaching age 65. The Pension Plan provides for subsidized early retirement benefits for employees who terminate their employment with the Company after having obtained age 55 and completion of five or more years of credited service. The subsidies are increased for participants who retire on or after attainment of age 62 with 20 years or more of credited service. Participants may elect to receive their pension benefits in the form of a joint and survivor annuity, a single life annuity, a ten-year certain life annuity or other optional forms. During 1996, the Company offered a limited early retirement option to a group of non-highly compensated employees who were displaced when the Company relocated a client service division outside the St. Louis area.

     The Company also maintains a supplemental executive retirement plan (the "SERP" ) for certain executives, including the Named Executives. The SERP provides for an annual retirement benefit equal to 2.5% of final average earnings, multiplied by years of service up to 20, and offset by benefits provided under the Pension Plan and certain other qualifying pension plans and annuities.

     The following table shows the total estimated maximum annual benefits payable under the Pension Plan, as supplemented by the SERP, in the form of a ten-year certain single life annuity to hypothetical participants at normal retirement age (age 65), based on various levels of final average earnings and years of credited service. The amounts listed in the following table are not subject to any reduction for Social Security benefits, but are subject to offset by any pensions payable under the pension plans of other organizations licensed by BCBSA.

                    Estimated Annual Benefit for Representative
Final Average              Years of Credited Service
  Earnings             15          20         25          30         35

$150,000            $ 52,065    $ 69,420   $ 69 420    $ 69,420  $  69,420
$200,000            $ 69,420    $ 92,560   $ 92,560      92,560  $  92,560
$225,000            $ 78,098    $104,130   $104,130    $104,130   $104,130
$250,000            $ 86,775    $115,700   $115,700    $115,700   $115,700
$300,000            $104,130    $138,840   $138,840    $138,840   $138,840
$400,000            $138,840    $185,120   $185,120    $185,120   $185,120
$450,000            $156,195    $208,260   $208,260    $208,260   $208,260
$500,000            $173,550    $231,400   $231,400    $231,400   $231,400
$550,000            $190,905    $254,540   $254,540    $254,540   $254,540
$600,000            $208,260    $277,680   $277,680    $277,680   $277,680

     The years of service recognized under the Pension Plan for each of the Named Executives are as follows: Mr. Heimburger, 21 years (including 4 years of service with another organization licensed by BCBSA); Mr. Brussee, 3 years; Mr. Tenholder, 21 years; Mr. Evelyn, 3 years (including 2 years of service with another organization licensed by BCBSA), and Dr. Huguenard, 5 years (including 4 years of service with another organization licensed by BCBSA). Compensation recognized under the Pension Plan generally includes a participant's base salary (including any portion deferred), annual bonus compensation and payouts received under the Company's long-term incentive plans, subject to maximum limits on compensation imposed under the Code. The same compensation is recognized under the SERP, but without such maximum limits. Retirement benefits are calculated based upon the average of a participant's five highest consecutive years of compensation of the most recent ten years of credited service. Under this formula the compensation under the Pension Plan (before applying the maximum limits under the Code) and the compensation under the SERP for each of the Named Executives as of December 31, 1996 is as follows: Mr. Heimburger, $589,313; Mr. Brussee, $287,692; Mr. Tenholder, $267,641; Mr. Evelyn, $216,026, and Dr. Huguenard, $203,390.

401(K) PLAN

     Eligible employees of the Company participate in the Tax-Favored Savings Program (the "401(k) Plan"). Participants may make contributions to the plan by voluntarily reducing their salary from the Company up to the lesser of 10% of compensation or the maximum dollar amount allowed under the Code ($9,500 for 1996), and the Company matches 60% of such contributions up to 5% of the participant's compensation. The Company may make additional contributions on a discretionary basis which will be allocated to the accounts of participants in proportion to their compensation. The Company's matching contributions and discretionary contributions vest 33 % after three years of service, 66 % after four years of service and 100% after five years of service. Among the investment options available to participants under the 401(k) Plan is the investment in shares of RightCHOICE Class A Common Stock.

EQUITY INCENTIVE PLAN

     The Company has adopted an equity incentive plan (the "Equity Incentive Plan") to provide for the grant of options to purchase and awards of Class A Common Stock of the Company to officers and certain other employees of the Company. The purpose of the Equity Incentive Plan is to assist the Company in attracting, retaining and motivating officers and other key employees.

     The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors, none of the members of which are currently eligible to receive options or stock awards under the Equity Incentive Plan. The Compensation Committee may grant employees non-qualified options and options which qualify as incentive stock options under Section 422 of the Internal Revenue Code. The option price of each option is determined by the Compensation Committee, but in the case of an incentive stock option the price can be no less than the fair market value of the stock on the date of grant. To exercise an option, an employee may pay the option price in cash or by delivering other shares of Class A Common Stock. The term of each option is fixed by the Compensation Committee but may not exceed ten years from the date of grant. The Compensation Committee will determine the terms and conditions of each option, including the times when each option may be exercised. In the event of a change in control of the Company, the Compensation Committee may: (1) accelerate the time at which outstanding options are exercisable and provide that such options must be exercised in full on or before a specified date fixed by the Compensation Committee; (2) cash out the options held by selected employees for an amount determined under the Equity Incentive Plan; (3) make adjustments to outstanding options to reflect such change; or (4) provide that outstanding options shall be exercisable for the number and class of share of stock or other securities or property to which the employee would have been entitled if, immediately prior to the change, the employee had been the holder of record of the stock then covered by the option. No options granted are transferable except by descent in accordance with the provisions of the Equity Incentive Plan.

     The Compensation Committee may award eligible employees with shares of stock subject to restrictions of such type and duration as the Compensation Committee shall determine at the time of award. Dividends will be paid on each share of restricted stock during the restricted period. An employee holding a share of restricted stock will be entitled to enjoy all other rights of a stockholder with regard to such share, except: (1) the Company shall retain possession of the stock during the restricted period; (2) the employee may not transfer the stock during the restricted period; and (3) a breach of the conditions established by the Compensation Committee for the restricted stock will cause a forfeiture of the stock.

     The maximum number of shares subject to options, or awarded as restricted stock, that may be outstanding at any time under the Equity Incentive Plan is 1,000,000. The aggregate number of shares of stock that may be issued to any employee shall not exceed 200,000. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization, merger, or other relevant change affecting the

Company's stock, appropriate adjustments will be made by the Compensation Committee in the stock issued or stock options awarded under the Equity Incentive Plan. As of March 14, 1997, options to purchase a total of 616,592 shares of Class A Common Stock are outstanding or have been exercised under the Equity Incentive Plan as of this date.

BCBSMO SUPPLEMENTAL INCOME PLAN

     In 1991, BCBSMo adopted a supplemental income plan (the "BCBSMo Supplemental Income Plan") covering certain former executives and other employees of BCBSMo that were employed by the Company, including: Roy R. Heimburger, Frederic C. Brussee and Edward J. Tenholder. Bonuses under the BCBSMo Supplemental Income Plan were intended to provide incentive for these employees to grow BCBSMo and remain with the Company. Amounts payable under the BCBSMo Supplemental Income Plan are the responsibility of BCBSMo.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     This report has been prepared by the Compensation Committee of the Board of Directors which has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. It describes the Company's policies and programs applicable to the Company's executive officers in 1996, many of which were designed and established by the compensation committee of the board of directors of the Company's parent before the Company was organized.

     COMPENSATION POLICY. The Company's executive compensation policies for 1996 were premised upon three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable the Company to achieve both its short- and long-term financial, operational and strategic objectives; (2) to provide performance-based incentives which motivate executive officers to achieve Company and individual performance objectives; and (3) to create a mutuality of interest between the Company's executive officers and shareholders through a compensation structure that directly links executive compensation and shareholder return. In determining the structure and levels of each of the components of executive compensation needed to achieve these goals, the Compensation Committee engaged the services of independent consultants. The consultants utilized survey information reflecting a large group of comparable companies of similar size and geographic markets in the managed health care industry (the "Comparable Companies") and reviewed the levels and structures of compensation paid to similar positions at such companies. In addition, the compensation disclosed by other publicly traded managed care organizations was reviewed.

     COMPENSATION COMPONENTS. The principal components of the compensation program for executive officers in 1996 were base salary, annual incentive bonuses, and stock options. These components were intended to advance both the short- and long-term interests of the Company's shareholders by placing a significant portion of executive compensation at risk: the annual incentive bonus (which permits individual performance to be recognized annually based on an evaluation of the Company's performance and the executive officer's contribution to that performance) and the grant of stock options (which directly ties the executive officer's long-term remuneration to stock price appreciation realized by the Company's shareholders). Each of the components of the compensation program is addressed separately below.

     Base Salary. In establishing 1996 base salaries, the Company validated the salary structure that had been created in prior years. This was accomplished by having consultants calculate salary midpoints for each of the executive officers (the "Salary Midpoints") by applying regression analysis to appropriately adjust the salary midpoints of similar positions at the Comparable Companies to reflect the Company's relative size. Using the Salary Midpoints as a frame of reference, actual base salaries were determined by the Compensation Committee based upon each executive officer's specific responsibilities, effectiveness in the performance of his or her duties, and personal contributions to the Company's business.

     Annual Incentive Bonus. The Company's executive officers are eligible to receive annual incentive bonus awards under the Company's Alliance Blue Cross Blue Shield Incentive Plan ("AIP"). Annual bonus opportunities allow the Company to motivate executive officers to achieve specific corporate goals that are of primary importance during the coming year. Executive officer AIP bonus levels were established based upon the average bonus, as a percentage of total compensation, provided by the Comparable Companies. Potential payouts were dependent on the level of the Company's operating income (the "Income") and the amount actually paid was based upon the level of the achievement of stated corporate and budgetary goals.

     The following four corporate goals were established in 1996: management of medical care costs (25%); achievement of client service goals (20%); achievement of specific business growth and retention goals (40%); and implementation of key corporate initiatives (15%). For the CEO and President/COO, this last goal was replaced with a goal that the Company attain specific net income levels. The percentages above represent the weightings that were assigned for each of the corporate goals. In addition, individual goals, which included a budgetary goal, were established for 1996, with a specific percentage of the total payout under the AIP based on the extent to which these goals were achieved.

     Achievement of the corporate goals represented 80% of the total weighting between corporate and individual goals for Senior Vice Presidents and 100% for the CEO and President/COO. For 1996, other than a few limited exceptions (e.g., the bonus for Mr. Evelyn was guaranteed at the time of his initial hire and several other executives received minimum bonuses for exceptional individual performance), the level of the Company's Income was insufficient to result in any payouts under the AIP for the Named Executives or other executive officers.

     Stock Options. The Company's Compensation Committee believes that stock option grants advance the long-term interests of the Company and its shareholders by rewarding executive officers for increasing shareholder value. Stock options only produce value to the executive officers if the price of the Company's Class A Common Stock appreciates, thereby directly linking the interests of the executive officers with those of the Company's shareholders.

     In establishing the appropriate proportion of total compensation to be provided by long-term incentives and thus the number of shares to be covered by stock option grants, the Compensation Committee used a percentage of the Salary Midpoint for particular executive levels as the principal determining factor. Individual grant sizes were determined using the Black-Scholes pricing model and were designed to compare with the level of long-term incentives provided by the Comparable Companies. In addition, the executive officer's level, as well as his or her overall performance and level of responsibility, were taken into
consideration.   In addition to the standard annual grant of
options provided in January, 1996, the Compensation Committee decided it was appropriate to issue certain executive officers, including the Named Executives, an additional set of options as of December 12, 1996, as an additional method of motivating executive officers to maximize shareholder value in the long term as well as in the context of any business combinations or alliances that might be pursued in the near or long term.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Heimburger's total compensation for 1996 was reviewed and adjusted to reflect compensation paid to the Chairmen and CEOs of Comparable Companies. His 1996 base compensation (50% of which was paid by the Company and 50% of which was paid by the Company's parent) was established using the same methodology and criteria as described above for all company executive officers.

     During 1996, his base salary was basically unchanged from the previous year. Mr. Heimburger's AIP bonus payment was $0 for the reasons referred to above. In addition, he was granted
27,769 stock options on January 1, 1996, at an exercise price of $13.00 per share and 28,000 stock options on December 12, 1996, at $11.125 per share. The award of the stock options on January
1, 1996, was determined using the methodology referred to above for other executive officers and took into consideration his specific responsibilities, effectiveness in the performance of his duties, role in achieving corporate and financial goals of the Company, and personal contribution to the Company's performance. The award on December 12, 1996, for Mr. Heimburger was specifically targeted to motivate him to achieve the highest value possible for the Company in connection with potential merger and acquisition opportunities then being explored by the Company.

                 Company Compensation Committee:

          William H. T. Bush            Ronald G. Evens, M.D.
          Earle H. Harbison, Jr.        Gloria W. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As discussed above under "Compensation Committee Report", the Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During 1996, the members of the Compensation Committee were Messrs. Bush and Harbison, Jr., Ms. White and Dr. Evens. None of the members of the Compensation Committee were, during 1996, an officer or employee of the Company or any of its subsidiaries, or otherwise were formerly an officer of the Company or any of its subsidiaries.

COMPANY PERFORMANCE

     The following performance graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's
500 Stock Index and an index of companies selected by the Company for the period from August 1, 1994 (the date that RightCHOICE's
Class A Common Stock began trading on the New York Stock
Exchange), through December 31, 1996.

     The cumulative total return on investment for the Company, the Standard & Poor's 500 Stock Index and an index of peer companies is based on the stock price or index at August 1, 1994. The performance graph assumes that the value of an investment in the Company's Class A Common Stock and each index was $100 at August 1, 1994, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

     The performance graph compares the performance of the Company with that of the Standard & Poor's 500 Stock Index and an index of peer companies. Companies in the peer group index include Coventry Corporation, Humana, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Physicians Health Services, Inc., United Healthcare Corporation, U.S. Healthcare, Inc. (acquired by another company in August 1996), United Wisconsin Services, Inc. and Wellpoint Health Networks, Inc. The Company believes that the peer group index provides a representative group of companies in the managed health care provider industry.

     The comparison of cumulative total returns presented in the above graph was plotted using the following index values and Class A Common Stock price values:

                           August 1, December 30, December 29, December 31,
                             1994       1994         1995         1996

RightCHOICE Managed
  Care, Inc.                $100.00    $127.27      $118.18     $96.59
Standard & Poor's
 500 Stock Index            $100.00    $101.54      $139.69    $171.77
Peer Group Index            $100.00    $107.62      $136.38    $111.38

              OWNERSHIP OF RIGHTCHOICE CAPITAL STOCK

     The following table sets forth certain information as of January 31, 1997 (as of December 31, 1996, with respect to Heartland Advisors, Inc.) regarding the beneficial ownership of RightCHOICE Class A Common Stock and Class B Common Stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's stock, by each director of the Company, by each Named Executive and by all directors and officers of the Company as a group. With respect to all matters submitted to a vote of the shareholders, the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder at any time. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more shareholders, as the case may be.

                          Amount and Nature of           Percentage of
     Name                Beneficial Ownership(1)    Shares Outstanding(1)
                         Class A   Class B          Class A    Class B

Blue Cross and Blue
  Shield of Missouri /2/ 36,740   14,962,500           *        100.0%
Heartland Advisors,
  Inc. /3/             1,635,000      --             44.0%        --
Earle H. Harbison, Jr.     1,500      --               *          --
Roger B. Porter, Ph.D.       --       --               *          --
Gloria W. White               35      --               *          --
Frederic C. Brussee        3,000      --               *          --
Ronald G. Evens, M.D. /4/  4,000      --               *          --
Edward C. Gomes, Jr. /5/  10,341      --               *          --
William H. T. Bush         5,000      --               *          --
Roy R. Heimburger /6/      3,500      --               *          --
John A. O'Rourke             --       --               *          --
Norman J. Tice /7/         3,150      --               *          --
Edward J. Tenholder /8/    2,050      --               *          --
Kenneth M. Evelyn          2,000      --               *          --
Joseph R.
  Huguenard, M.D. /9/        500      --               *          --
All directors and officers as
  a group (21 persons)    43,535      --              1.2%        --
  ___________
 *   Less than one percent

/1/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 3,714,400 shares of Class A Common Stock outstanding and 14,962,500 shares of Class B Common Stock outstanding.

/2/ According to information contained in a report on Schedule 13G dated February 16, 1996, the shares being reported are beneficially owned by Blue Cross and Blue Shield of Missouri. The address for Blue Cross and Blue Shield of Missouri is 1831 Chestnut Street, St. Louis, Missouri 63103-2275.

/3/ According to information contained in a report on Schedule 13G dated February 12, 1997, the shares being reported are beneficially owned by one or more individual and institutional investors, including Heartland Value Fund (which owned more than 5% of the outstanding shares as of December 31, 1996), for which Heartland Advisors, Inc. ("Heartland Advisors") serves as investment advisor. Heartland Advisors has sole voting power with respect to 1,480,700 shares and sole investment power with respect to 1,635,000 shares. The address or Heartland Advisors is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

/4/ Includes 3,000 shares directly beneficially owned by Dr. Evens and 1,000 shares owned of record by Dr. Evens' wife. Mr. Evens and his wife share voting and investment power with respect to these 4,000 shares.

/5/ Includes 5,000 shares directly beneficially owned by Mr. Gomes, Jr., 5,000 shares indirectly beneficially owned by Lionmark, Inc., of which corporation Mr. Gomes, Jr. is the controlling shareholder, and 341 shares indirectly beneficially owned by FamVest Associates, of which partnership Mr. Gomes, Jr. is a managing partner.

/6/ Includes 3,500 shares owned of record by Mr. Heimburger as trustee of trusts established for the benefit of Mr. Heimburger and his wife.

/7/ Includes 2,150 shares owned of record by Mr. Tice's wife as trustee of a trust established for her benefit. Mr. Tice and his wife share voting and investment power with respect to 2,150 shares.

/8/  Includes 50 shares owned of record by Mr. Tenholder's son.

/9/ Includes 500 shares owned of record by Dr. Huguenard jointly with his wife. Dr. Huguenard and his wife share voting and investment power with respect thereto.

                       CERTAIN TRANSACTIONS

     William H. T. Bush, a director of the Company, is the Chairman of Bush-O'Donnell & Company, Inc., a St. Louis investment management and financial advisory firm. During 1996 and continuing into January 1997, Bush-O'Donnell & Company, Inc. provided investment advisory services to the Company with respect to securities held by the Company for investment purposes. The total fees paid by the Company to Bush-O'Donnell & Company, Inc. for such services during 1996 was approximately $84,093.45.

     Under a standard form of indemnification agreement for officers of the Company and under the Articles of Incorporation of BCBSMo, the Company and BCBSMo currently are advancing to Roy
R. Heimburger payment of his legal fees incurred in connection with a pending government investigation. Since January 1, 1996, the Company's share of such advancements was approximately $69,000. It is anticipated at present that such advances will continue to be made for Mr. Heimburger.

                       INDEPENDENT AUDITORS

     The Board of Directors has not yet completed its deliberations concerning the selection of an independent certified public accounting firm to audit the books, records and accounts of the Company for the year ending December 31, 1997. Accordingly, shareholders are not being asked to consider and vote upon the selection of the Company's independent auditors for the current year. It is anticipated, however, that the Board of Directors will receive the recommendation of its Audit Committee in the third quarter of 1997 and promptly thereafter will select an independent auditor.

     Price Waterhouse LLP was retained as the Company's independent auditors in 1994 and served as such for the years ended December 31, 1995 and 1996. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires RightCHOICE's directors and executive officers, and persons who own more than 10% of the Company's outstanding Class A Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in RightCHOICE Class A Common Stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10% shareholder who is a trustee and has a pecuniary interest (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. Securities and Exchange Commission regulations require directors, executive officers, greater than 10% shareholders and reporting trusts to furnish RightCHOICE with copies of all Section 16(a) reports they file.

     To RightCHOICE's knowledge, based solely on review of the copies of such reports furnished to RightCHOICE and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers, greater than 10% shareholders and reporting trusts were complied with, except that Stuart K. Campbell, an executive officer of RightCHOICE, failed to file a statement of changes in beneficial ownership on Form 4 with respect to one transaction, which failure to file was reported late by Mr. Campbell on an annual statement of beneficial ownership on Form 5.

                  OTHER BUSINESS OF THE MEETING

     The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

                          ANNUAL REPORT

     RightCHOICE's Annual Report to Shareholders, containing financial statements for the year ended December 31, 1996, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.

          SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     It is presently anticipated that the 1998 Annual Meeting of Shareholders will be held on May 12, 1998. Shareholder proposals intended for inclusion in the proxy statement for the 1998 Annual Meeting of Shareholders must be received at the Company's offices, located at 1831 Chestnut Street, St. Louis, Missouri 63103-2275, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than November 27, 1997. Such proposals must also comply with the other requirements of the proxy "solicitation rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the attention of the Secretary of RightCHOICE.

                              By Order of the Board of Directors


                              Janice C. Forsyth
                              Secretary
March 27, 1997
St. Louis, Missouri